Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES DIVESTITURE OF WEB CLIENTS AND PRELIMINARY FOURTH QUARTER RESULTS

Westlake Village, CA – February 1, 2010 – ValueClick, Inc. (Nasdaq: VCLK) today announced the divestiture of the Web Clients promotional lead generation business. The divestiture is a continuation of the Company’s strategy to focus on growing its core online marketing services and technology businesses through organic initiatives and acquisitions.

“Given the growth and synergy opportunities in our core businesses and the acquisition opportunities in the market, the time is right to divest Web Clients,” said Tom Vadnais, chief executive officer of ValueClick. “Our preliminary fourth quarter results illustrate the success of our continuing operations, and our stock repurchase program activity shows our confidence in the competitive position of our core businesses going forward.”

The terms of the transaction are detailed in the Company’s Form 8-K to be filed today with the Securities and Exchange Commission. In accordance with GAAP, ValueClick will present the Web Clients business as discontinued operations and will restate the Company’s historical financial statements and segment operating results to reflect this change.

Preliminary Fourth Quarter Results, Stock Repurchase Program Update

Today, ValueClick also announced preliminary revenue and adjusted-EBITDA1 results for the quarter ended December 31, 2009. The following tables illustrate preliminary fourth quarter and fiscal year 2009 and 2008 revenue and adjusted-EBITDA with Web Clients treated as discontinued operations:

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income from continuing operations before interest, income taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

(In thousands)	Three-month Period Ended December 31,
	2009			2008
	Revenue	Adj.- EBITDA	Margin	Revenue	Adj.- EBITDA	Margin

Continuing Operations	$110,394	$35,063	31.8%	$110,059	$26,546	24.1%
Discontinued Operations	19,767	2,627	13.3%	40,032	11,607	29.0%

Combined	$130,161	$37,690	29.0%	$150,091	$38,153	25.4%

(In thousands)	Year Ended December 31,
	2009			2008
	Revenue	Adj.- EBITDA	Margin	Revenue	Adj.- EBITDA	Margin

Continuing Operations	$422,723	$118,740	28.1%	$455,441	$116,245	25.5%
Discontinued Operations	103,004	21,432	20.8%	170,365	49,117	28.8%

Combined	$525,727	$140,172	26.7%	$625,806	$165,362	26.4%

For the fourth quarter of 2009, the Company’s display, affiliate marketing and technology businesses performed above the Company’s expectations, with sequential revenue growth from the third quarter of 2009 of 30 percent, 20 percent, and 13 percent, respectively.

During the fourth quarter, ValueClick repurchased 3.6 million shares of its common stock for $35.1 million. As of today, up to an additional $69.9 million of the Company’s capital may be used to repurchase shares of the Company’s outstanding common stock under the Company’s stock repurchase program. The consolidated balance sheet as of December 31, 2009, which includes the impact of the fourth quarter stock repurchases, includes approximately $180 million in cash, cash equivalents and marketable securities and no debt.

ValueClick has yet to finalize its fourth quarter 2009 results. All figures in this release remain subject to the completion of normal year-end accounting procedures. The Company will release full fourth quarter and fiscal year 2009 results, including a reconciliation of GAAP net income from continuing operations to Adjusted-EBITDA as well as historical results of operations restated to reflect the discontinued operations treatment of Web Clients, after the market close on February 16. Details regarding the Company’s fourth quarter 2009 conference call will be published in a separate press release.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing services companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, , ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, Smarter.com, CouponMountain.com, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, and the risk that legislation and governmental regulation could negatively impact the Company’s performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on March 2, 2009; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K.

RECONCILIATION OF INCOME FROM OPERATIONS FROM CONTINUING
OPERATIONS TO ADJUSTED-EBITDA FROM CONTINUING OPERATIONS (Note 1)
(In thousands)
(Unaudited)

	Three-month Period
	Ended December 31,
	2009	2008
Income from operations from continuing operations	$26,367	$(252,461)
Amortization of intangible assets acquired in business combinations	4,998	4,992
Depreciation and leasehold amortization	1,785	2,112
Stock-based compensation	1,913	2,403
Impairment of goodwill (2)	—	269,500

Adjusted-EBITDA – continuing operations	$35,063	$26,546

	Year Ended December 31,
	2009	2008
Income from operations from continuing operations	$82,516	$(231,633)
Amortization of intangible assets acquired in business combinations	19,802	21,733
Depreciation and leasehold amortization	7,553	8,479
Stock-based compensation	8,869	48,166
Impairment of goodwill (2)	—	269,500

Adjusted-EBITDA – continuing operations	$118,740	$116,245

Note 1 – “Adjusted-EBITDA” (GAAP net income from continuing operations before interest, income taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation which are not directly attributable to the underlying performance of the Company’s business operations. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses adjusted-EBITDA in conjunction with GAAP earnings measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

Note 2 – The allocation of the goodwill impairment charge between continuing operations and discontinued operations in the fourth quarter of 2008 and full year 2008 reflected herein is preliminary and subject to change based upon completion of the Company’s year-end accounting procedures. However, changes to this item will not impact adjusted-EBITDA from continuing operations for such periods.